Exhibit 32.1

The following statement is being made to the Securities and Exchange Commission solely for purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), which carries with it certain criminal penalties in the event of a knowing or willful misrepresentation.

Securities and Exchange Commission

450 Fifth Street, NW

Washington, D.C. 20549

Re: Veradigm Inc.

Ladies and Gentlemen:

In connection with the comprehensive Annual Report of the Company on Form 10-K for the fiscal years ended December 31, 2023 and December 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report on Form 10-K”), in accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 USC 1350), each of the undersigned hereby certifies that:

(i) the Annual Report on Form 10-K, which this statement accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii) the information contained in the Annual Report on Form 10-K, fairly presents, in all material respects, the financial condition and results of operations of Veradigm Inc.

Date: May 26, 2026

/s/ Donald Trigg	/s/ Leland Westerfield
Donald Trigg Chief Executive Officer (Principal Executive Officer)	Leland Westerfield Interim Chief Financial Officer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Veradigm Inc. and will be retained by Veradigm Inc. and furnished to the Securities and Exchange Commission or its staff upon request.